UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 28, 2011

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 310, Newport Beach, CA 92660
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  949 514-6267

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2011, our Board of Directors and by a vote of the majority of the voting shares of the Corporation approved an increase of the authorized shares of the Corporation from two billion shares to five billion shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State.  The increase in authorized shares is intended to support the anticipated filing of an S8 registration plan in conjunction with the company’s adoption of an Employees and Consultants Stock Compensation Plan.  The increase is also in anticipation of the issuance of restricted shares necessary to complete strategic planned acquisitions in the coming months.

Item 9.01  Financial Statements and Exhibits.

3.1     Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2011

TEAM Nation Holdings Corporation

By:/s/ Janis Okerlund
Janis Okerlund
President, Secretary and Director